SCHEDULE 14A INFORMATION

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CHINA WIND SYSTEMS, INC.
No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China 214181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 13, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of China Wind Systems, Inc., a Delaware corporation, will be held at the offices of the Corporation, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China  214181, on Monday, June 13, 2011, at 10:00 A.M. local time. At the meeting, you will be asked to vote on:

(1)       The election of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)       The approval of an amendment to our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc.; and

(3)       The transaction of such other and further business as may properly come before the meeting.

The board of directors has fixed the close of business on May 9, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China  214181, during the ten days prior to the meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting.

By order of the Board of Directors

Yan Hua
Secretary

Wuxi, China
May 13, 2011

THIS MEETING IS VERY IMPORTANT TO US AND TO OUR STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2011

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 ARE AVAILABLE ON THE INTERNET AT https://materials.proxyvote.com/16945F

CHINA WIND SYSTEMS, INC.
No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China  214181

PROXY STATEMENT

Annual Meeting of Stockholders
June 13, 2011

The accompanying proxy and this proxy statement have been prepared by our management for the board of directors. Your proxy is being solicited by the board of directors for use at the 2011 annual meeting of stockholders to be held at our offices, which are at No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, on Monday, June 13, 2011 at 10:00 A.M., local time, or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders, on or about May 19, 2011.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for:

•	The election of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

•	The approval of an amendment to our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc.; and

•	The transaction of such other and further business as may properly come before the meeting.

Who is soliciting your proxy?

Your proxy is being solicited by our board of directors.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on May 9, 2011, which is the record date for determining who is eligible to vote at the annual meeting. Each share of common stock is entitled to one vote.

How do I vote?

You can vote either by attending the meeting and voting at the meeting or by completing, signing and returning the enclosed proxy card.  If your shares are held by your broker, you may also be able to vote electronically, in accordance with instruction that your broker will provide you.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting. If your stock is held in a brokerage account, you must provide your broker with instructions as to any changes in the voting instructions which you previously provided to your broker.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the election of the board of directors’ nominees for directors and FOR the amendment to our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Empire Stock Transfer, Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014.

Will my shares be voted if I do not provide my proxy?

If your shares are held in a brokerage account, they may be voted if you provide your broker with instructions as to how you want your shares voted.  Your broker will send you instructions as to how you can vote shares that are held in your brokerage account.  If you do not give your broker instructions as to how you want your shares to be voted, then your shares will not be voted either for the election of directors or for the proposed amendment to our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc.

If you hold your shares directly in your own name, they will only be voted if you either sign and deliver a proxy or attend and vote at the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if a majority of our outstanding shares as of May 9, 2011, are present at the meeting. Your shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you give your broker voting instructions and the broker votes your shares.

On the record date, May 9, 2011, we had 19,128,642 shares of common stock outstanding. This number of shares does not include treasury stock. We will have a quorum if 9,564,322 shares of common stock are present and voting at the annual meeting.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast, which means that, as long as a quorum is present, the five nominees for director who receive the most votes will be elected. Abstentions will have no effect on the voting outcome with respect to the election of directors.

What vote is required for the approval of the proposed amendment to our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc.?

The approval of the proposed amendment to our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc. requires the affirmative vote of a majority of our outstanding shares of common stock.

How are broker non-votes treated at the meeting?

Broker non-votes are proxies signed by brokers without voting on the election of directors or the approval of the amendment to our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc.  Broker non-votes are treated as present at the meeting for purposes of determining whether we have a quorum.  However, since directors are elected by a plurality, and broker non-votes will not be voted for any nominees, as long as we have a quorum, including shares represented by broker non-votes, the five nominees for directors who receive the most votes will be elected.  Since the approval of the proposed an amendment to our certificate of incorporation to change our corporate name requires the votes of a majority of our outstanding shares of common stock, broker non-votes will be similar to negative votes.

 Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.  We estimate our costs at approximately $10,000.

ELECTION OF DIRECTORS

Directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole board shall be determined from time to time by the Board. The size of the board for the ensuing year is five directors. Our nominating committee recommended, and our board of directors accepted the committee’s recommendation that the five candidates incumbent directors named below be elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the board, and any shares represented by proxy will be voted for the substitute nominee, unless the board reduces the number of directors.

Three of our directors, Jianhua Wu, Xi Liu and Drew Bernstein were elected at the 2010 annual meeting of stockholders, for which we solicited proxies.  Tianxiang Zhou was elected as a director by the board of directors in July 2010.

        The following table sets forth certain information concerning the board of directors’ nominees for directors:

Name	Age	Principal Occupation	Director Since
Jianhua Wu	54	Chairman of the board and chief executive officer of the Company	November 2007
Drew Bernstein1,2,3	53	Managing partner of Markum, Bernstein & Pinchuk LLP, an accounting firm	April 2009
Min Li	31	Head of alternative energy and power technology research at Yuanta Securities in Hong Kong	—
Xi Liu1,3	43	Purchasing and sourcing manager at WAM Bulk Handling Machinery (Shanghai) Co. Ltd.	November 2007
Tianziang Zhou2,3	73	Lead engineer in Wuxi Angyida Mechanism Limited Company	July 2010

1           Member of the audit committee.
2           Member of the compensation committee.
3           Member of the corporate governance/ nominating committee.

Jianhua Wu has been our chief executive officer, chairman and a director since the completion of the reverse acquisition in November 2007.  Mr. Wu founded our predecessor companies, Wuxi Huayang Dyeing Machinery Co., Ltd. and Wuxi Huayang Electrical Power Equipment Co., Ltd., in 1995 and 2004, respectively, and was executive director and general manager of these companies prior to becoming our chief executive officer.  Mr. Wu was nominated as a director because of his position as our chief executive officer.  Mr. Wu is a certified mechanical engineer.

Drew Bernstein is co-founder and managing partner of Bernstein & Pinchuk LLP, a PCAOB registered accounting firm headquartered in New York, a position he has held since 1983.  Mr. Bernstein is also a partner of the recently-formed PCAOB registered accounting firm of Marcum Bernstein & Pinchuk.  Mr. Bernstein, a certified public accountant, received his BS degree from the University of Maryland Business School. He is a member of the American Institute of Certified Public Accounts, The New York State Society of Certified Public Accounts and The National Society of Accountants.  Mr. Bernstein’s accounting experience and his work with a number of China-based public companies is important as we continue to implement and improve our internal controls.  Mr. Bernstein is also a director and chairman of the audit committee of NeoStem, Inc., a biopharmaceutical company, and Orient Paper, Inc., a producer and distributor of paper products in China.

Min Li has been head of a alternative energy and power technology research at Yuanta Securities in Hong Kong since 2009.  From 2007 to 2009, Mr. Li was an equity analyst with Goldman Sachs, covering the solar and wind power industries.  Mr. Li received his MBA degree from Duke University in 2008.  Mr. Li received his bachelor’s degree in electrical engineering from Nanyang Technological University in Singapore and his master of science degree from National University of Singapore.  Mr. Li’s experience and familiarity with the solar and wind industries are important to us as we continue to orient our business toward renewable energy such an wind and solar power.

Xi Liu has an extensive material engineering background, being a 1989 graduate of Jiangsu University of Technology with a degree in metal material and heat treatment, and having been trained at the Volvo facilities in Penta, Sweden in 1999. Immediately after graduating from the university, Mr. Liu worked at China FAW Group Corporation, the oldest and one of largest Chinese automakers, as an engineer, before leaving in 2005 as an assistant manager in the Purchasing Department of the Wuxi Diesel Engine Works plant. He then joined WAM Bulk Handling Machinery (Shanghai) Co., Ltd., part of the Italian industrial giant WAMGROUP, as a purchasing and sourcing manager, which is his current position.  Mr. Liu’s background in engineering and his practical industrial experience is important to us as we plan and develop our business.

Tianxiang Zhou served as lead engineer in Wuxi Angyida Mechanism Limited Company since 2004. From 1998 to 2004, he was general engineer in Wuxi Huayang Dye Machinery Equipment Limited. From 1994 to 1998 Mr. Zhou worked for Wuxi Chemicals Holdings as chief engineer of its design division. Mr. Zhou received his bachelor degree in engineering from Nanjing Institute of Chemical Technology in August 1961.  Mr. Zhou’s engineering background and his experience in the manufacturing business are important qualifications for his service as a director.

Our directors are elected for a term of one year and until their successors are elected and qualified.

We are incorporated in Delaware and are subject to the provisions of the Delaware General Corporation Law.  Our Certificate of Incorporation provides that we will indemnify and hold harmless our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. Our certificate of incorporation also provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director except for breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law, which relates to unlawful payment of dividends or the unlawful purchase or repurchase of shares of our stock or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of China Wind Systems, Inc. if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Director Independence

We believe that four of our nominees for director, Drew Bernstein, Min Li, Xi Liu, and Tianxiang Zhou, are independent directors, pursuant to the Nasdaq definition of independence.  Our board has determined that Mr. Bernstein is an audit committee financial expert. Mr. Wu, our chairman and chief executive officer, is not an independent director.

Committees

Our business, property and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

Our board of directors has three committees - the audit committee, the compensation committee and the corporate governance/nominating committee. The audit committee is presently comprised of Xi Liu, Drew Bernstein and Megan Penick, with Mr. Bernstein serving as chairman.  The compensation committee is comprised of Xi Liu, Drew Bernstein and Megan Penick, with Mr. Liu as chairman.   The corporate governance/nomination committee is comprised of Xi Liu, Drew Bernstein and Megan Penick, with Mr. Liu as chairman. Our 2010 long-term incentive plan is administered by the compensation committee.

Our audit committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our board of directors has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis.  A copy of the audit committee’s current charter is available on our website at http://www.chinawindsystems.com/Corporate_Governance.html.

The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally.  If so authorized by the board of directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt.  The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee.  Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations.  The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers.   A copy of the compensation committee’s current charter is available on our website at http://www.chinawindsystems.com/Corporate_Governance.html.

The corporate governance/nominating committee will be involved evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers.  The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally.

 The board and its committees held the following number of meetings during 2010:

Board of directors	6
Audit committee	4
Compensation committee	0
Nomination committee	0

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

Each director attended at least 75% of the total number of meetings of the board and those committees on which he served during the year.

Our non-management directors did not meet in executive session during 2010.

Compensation Committee Interlocks and Insider Participation

Aside from his/her service as director, no member of our compensation committee had any relationship with China Wind Systems, Inc. as of December 31, 2010.  No executive officer of China Wind Systems, Inc. served as a director or compensation committee member of another entity.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to our registration statement filing with the SEC.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. During the year ended December 31, 2010, Mr. Wu, Mr. Bernstein and Ms. Penick were delinquent in making Form 4 filings.

Directors’ Compensation

Except for Mr. Bernstein and Ms. Penick, we do not have any agreements or formal plan for compensating our directors for their service in their capacity as directors, although our board may, in the future, award stock options to purchase shares of common stock to our directors.  Pursuant to an agreement dated April 28, 2009 with Mr. Bernstein, we paid Mr. Bernstein an annual fee of $10,000 and 24,823 shares of common stock, which represents $35,000 divided by the closing price of our common stock on the date of his election for his services provided from May 1, 2009 to April 30.  In July 2010, we amended the agreement with Mr. Bernstein and agreed to issue to Mr. Bernstein 2,500 shares per quarter.  Pursuant to this amendment, we issued 5,000 shares of common stock to Mr. Bernstein during 2010, 2,500 shares in January 2011 and 2,500 in April 2011.  For services as a director and member of the audit and compensation committees, we pay Ms. Penick an annual fee of $8,000, payable quarterly, and for the period from August 14, 2009 to August 13, 2010,  we issued to Ms. Penick 6,897 shares of common stock, which represents $30,000 divided by the closing price of our common stock on the date of her election. For the period from August 14, 2010 to August 13, 2011, we agreed to issue to Ms. Penick 625 shares for each month of services as a director.  As of April 30, 2011, we owed Ms. Penick a total of 5,312 shares of common stock, of which 1,724 shares of common stock, valued at $6,172, have been issued and the balance of 3,588 shares are issuable.

The following table sets forth information as to compensation paid to our directors who are not listed in the Summary Compensation Table during the year ended December 31, 2010.

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Drew Bernstein	$10,000	$34,217	$-	$44,217
Xi Liu	-	-	-	-
Megan Penick	8,000	22,435	-	30,435
Tianxiang Zhou	-	-	-	-

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our board of directors should address the communication either to the board of directors or to the individual director c/o Yan Hua, Secretary, China Wind Systems, Inc., No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181. Mr. Hua will forward the communication either to all of the directors, if the communication is addressed to the board, or to the individual director, if the communication is directed to a director.

APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO CLEANTECH SOLUTIONS INTERNATIONAL, INC.

Our board of directors has proposed that we amend our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc.  The board believes that the new name reflects the direction that we have taken as we would like to become a stronger and more involving participant in the international cleantech space.  So far we taken steps to broaden our business to develop products for use in industries beyond the wind power industry, such as solar industry, and to develop products which seek to reduce the adverse impact of machinery on the environment.  In connection with the change of name, our common stock will receive a new CUSIP number.  However, it will not be necessary for you to exchange your stock certificates.  Certificates issued with our current corporate name will continue to be valid.

Our certificate of incorporation will be amended to change Article FIRST to read as follows:

“FIRST:  The name of the corporation is Cleantech Solutions International, Inc. (the “Corporation”).

Vote Required

The approval of the amendment to our certificate of incorporation requires the affirmative vote of a majority of our outstanding shares of common stock.

Board of Directors Recommendation

The board of directors recommends a vote FOR the approval of the proposal to amend our certificate of incorporation to change our corporate name to Cleantech Solutions International, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

Sherb & Co., LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2010.  Representatives from Sherb will be available by phone to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

The following table sets forth the fees billed by our principal independent accountants, Sherb and Co., LLP, for each of our last two fiscal years for the categories of services indicated.

	Year Ended December 31,
Category	2010	2009
Audit Fees	$80,000	$75,000
Audit Related Fees	22,500	22,500
Tax Fees	7,500	0
All Other Fees	0	0

Audit fees consist of fees billed for the audit of our annual financial statements, review of our Form 10-K and services that are normally provided by the accountant in connection with year-end statutory and regulatory filings or engagements.

Audit-related fees consist of fees billed for the review of our quarterly financial statements, review of our forms 10-Q and 8-K and services that are normally provided by the accountant in connection with non year-end statutory and regulatory filings on engagements.

Tax fees consist of professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning.

Other fees.     The services provided by our accountants within this category relate to advice and other services relating to SEC matters, registration statement review, accounting issues and client conferences.  There were no other fees in 2010 or 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The audit committee may also pre-approve particular services on a case-by-case basis.  All services since October 1, 2008 were pre-approved by the audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS.

The following table provides information as to shares of common stock beneficially owned as of April 30, 2011, by:

•	Each director and each nominee for election as a director;
•	Each current officer named in the summary compensation table;
•	Each person owning of record or known by us, based on information provided to us by the persons named below, at least 5% of our common stock; and
•	All directors and officers as a group

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within 60 days of April 30, 2011.  Unless otherwise noted, the business address of each of our directors and officers is No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class (1)
Jianhua Wu CEO (2)	6,194,059	33.0%
Lihua Tang (2)	6,194,059	33.0%
Maxworthy International Limited (2) P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	5,174,227	27.5%
Yunxia Ren (3)	3,268,581	17.4%
Haoyang Wu (3)	3,268,581	17.4%
Drew Bernstein	32,323	*
Min Li	0	0.0%
Xi Liu	0	0.0%
Megan Penick	8,621	*
Tianxiang Zhou	0	0.0%
Fernando Liu	50,014	*
All officers and directors as a group (four persons owning stock)	6,277,517	33.4%

(1)           The percentages are based upon 18,796,142 shares of common stock outstanding on April 30, 2011.

(2)           Jianhua Wu and Lihua Tang, who are husband and wife, are majority stockholders of Maxworthy International Ltd.  Mr. Wu is also managing director of Maxworthy.  The shares reflected as being owned by Mr. Wu and Ms. Tang represent (i) 5,174,227 shares owned by Maxworthy and (ii) 1,019,832 shares owned by Mr. Wu.   Each of Mr. Wu and Ms. Tang disclaims beneficial ownership in the shares of beneficially owned by the other and of the shares beneficially owned by their son and daughter-in-law, Haoyang Wu and Yunxia Ren.

In connection with the September 2009 and October 2009 stock sales and a January 2010 partial exercise of an outstanding warrant, Barron Partners LP entered into a voting agreement with Jianhua Wu, our chief executive officer, pursuant to which Mr. Wu has the right to vote the series A preferred stock and the underlying common stock held by Barron Partners as to all matters for which stockholder approval is obtained, as long as Barron Partners or its affiliates own the stock.  Upon the sale of the series A preferred stock or the underlying common stock to a person other than an affiliate of Barron Partners, the voting agreement terminates as to the transferred shares and Mr. Wu has no voting rights with respect to the transferred shares.  As of February 1, 2010, none of the shares of series A preferred stock subject to the voting agreement were convertible due to a limitation that precludes Barron Partners or its affiliates from owning more than 4.9% of our outstanding common stock.

(3)           Yunxia Ren and Haoyang Wu are the daughter-in-law and son of Jianhua Wu and Lihua Tang.  Ms. Ren owns 2,586,064 shares of common stock, and Mr. Wu owns 682,517 shares of common stock.  Each of Ms. Ren and Mr. Wu disclaims ownership of the shares owned by the other.  Their address is No. 25 Jin Xiu Second Village, Qianzhou Town Huishan District, Wuxi City, Jiangsu Province, PRC 214181.

Barron Partners, LP holds shares 674,748 shares of common stock, representing 3.5% or our outstanding common stock, and shares of series A preferred stock and warrants which, if fully converted and exercised, would result in Barron Partners owning 30.8% our common stock after giving effect to such exercise. However, the series A preferred stock may not be converted and the warrants may not be exercised if such conversion or exercise would result in Barron Partners and its affiliates owning more than 4.9% of our outstanding common stock. This limitation may not be waived.  As a result, Barron Partners beneficially owns less than 5.0% of our common stock.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our executive officers.

Name	Age	Position
Jianhua Wu	53	Chief executive officer
Fernando Liu	28	Chief financial officer

All of our officers serve at the pleasure of the board of directors.  Mr. Wu is also a director.  See “Election of Directors” for information concerning Mr. Wu.

Fernando Liu has been our chief financial officer since January 2011. Mr. Liu was an analyst at Barron Partners LP, an investment fund, from 2007 until December 2010, serving as Barron’s China region chief executive officer.   From 2004 until 2007, Mr. Liu was an analyst and senior analyst for Eos Funds, an investment fund.  Mr. Liu received his bachelor of commerce degree, with honors, in accounting and finance from the University of British Columbia and is a certified public accountant. He also served for six years in the primary reserve of the Canadian Armed Forces.

Compensation

The following table is the compensation to our chief executive officer and former chief financial officers during the year ended December 31, 2010 and 2009.

Summary Compensation Table

Name and principal position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Jianhua Wu, chief executive officer (1)	2010	0	$136,430	—	$136,430
	2009	0	138,600	—	138,600
Ying (Teresa) Zhang, former chief financial officer (2)	2010	$64,910	14,670	—	79,580
Leo Wang, former chief financial officer (3)	2010	1,210	0	—	1,210
	2009	93,333	59,146	—	152,479

(1)	Mr. Wu’s compensation for each of 2010 and 2009 consisted of 28,000 shares of common stock, valued at $136,430 for 2010 and $138,600 for 2009.

(2)	Ms. Zhang served as our chief financial officer during 2010, and she resigned in December 2010. Ms. Zhang’s compensation for 2010 includes 3,000 shares of common stock, valued at $14,670.

(3)
Cash compensation Mr. Wang served as our chief financial officer during 2009, and he resigned in January 2010. Mr. Wang’s 2009 compensation included 19,576 shares of our common stock, valued at $59,146, issued to him as compensation for his services. Cash compensation for Mr. Wang of $1,210 in 2010 and $93,333 in 2009 was paid to Cambridge Invest, Inc., a company where Mr. Wang serves as chief executive officer.

Employment Agreements

We have no employment agreements with any of our officers other than Mr. Liu, our chief financial officer.  Pursuant to Mr. Liu’s employment agreement, we are to pay Mr. Liu shall an initial annual salary of RMB500,000 (approximately US$75,850) subject to adjustment.   Mr. Liu shall also receive 30,000 shares of common stock, issuable in quarterly installments of 7,500 shares on each of the first business day of January, April July, and October 2011, provided that Mr. Liu is employed by the Company on those dates.  The agreement has an initial term of one year and continues on a month to month basis thereafter.  The agreement may be terminated by the Company without cause on 30 days prior written notice

2010 Long-Term Incentive Plan

In January 2010, the board of directors adopted, and in March 2010, the stockholders approved the 2010 long-term incentive plan, covering 2,000,000 shares of common stock.    The 2010 plan provides for the grant of incentive and non-qualified options and stock grants to employees, including officers, directors and consultants. The 2010 plan is to be administered by a committee of not less than three directors, each of whom is to be an independent director.  In the absence of a committee, the plan is administered by the board of directors.  The board has granted the compensation committee the authority to administer the 2010 plan.  Members of the committee are not eligible for stock options or stock grants pursuant to the 2010 plan unless such stock options or stock grant are granted by a majority of our independent directors other than the proposed grantee.

The following table set forth information as options outstanding on December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised options (#) (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares of Units of Stock that Have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Jianhua Wu	0	0	0	0	0	0	0	0	0

Mr. Wu received a grant of 28,000 shares pursuant to the 2010 plan during 2010.  These shares are reflected in the summary compensation table.  No other person named in the summary compensation table was employed by us at December 31, 2010.

RELATED PARTY TRANSACTIONS

           In March 2009, we sold to two investors our 18-month, 15% notes in the aggregate principal amount of $250,000 and warrants to purchase 437,500 shares of common stock at an exercise price of $0.40 per share.  Pursuant to the related purchase agreements, our chief executive officer placed 510,417 shares of common stock into escrow.  The note holders had the right to take these shares, valued at $0.20 per share, in payment of the interest or principal, as the case may be, if we do not pay the interest on or principal of the note before it becomes an event of default.  In January 2010, we repaid the note, and Mr. Wu was not required to deliver any shares.

In September 2009, we sold 1,100,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share to Barron Partners for $1,100,000. Each share of series A preferred stock is convertible into one-third of one share of common stock, subject to adjustment.  The certificate of designation for the series A preferred stock provides that no holder can convert the series A preferred stock to the extent that such conversion would result in the holder and its affiliates beneficially owning in excess of 4.9% of the number of shares of our common stock then outstanding.  In October 2009, we sold 2,400,000 shares of series A preferred stock to five investors, including Barron Partners LP, for $2,400,000.  Barron Partners purchased 1,500,000 shares of series A preferred stock in the financing.  In connection with the September 2009 and October 2009 stock sales, as well as a January 2010 partial exercise of an outstanding warrant, Barron entered into a voting agreement with Jianhua Wu, our chief executive officer, pursuant to which Mr. Wu has the right to vote the series A preferred stock and the underlying common stock held by Barron as to all matters for which stockholder approval is obtained as long as Barron or its affiliates own the stock.  Upon the sale of the series A preferred stock or the underlying common stock to a person other than an affiliate of Barron, the voting agreement terminates as to the transferred shares and Mr. Wu has no voting rights with respect to the transferred shares.

On January 18, 2011, we sold 35,014 shares of common stock, to Fernando Liu, our newly-elected chief financial officer, at a market price of $3.57 per share for a total purchase price of $125,000 pursuant to a stock purchase agreement dated January 18, 2011. The purchase price per share represents the market price on January 18, 2011, the date the Company and Mr. Liu agreed upon the sale.

FINANCIAL STATEMENTS

Our audited financial statements, which include our consolidated balance sheets at December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2010, and the notes to our consolidated financial statements, are included in our Form 10-K for the year ended December 31, 2010. A copy of our Form 10-K for the year ended December 31, 2010, either accompanied or preceded the delivery of this proxy statement.

Copies of our Form 10-K for the year ended December 31, 2010 may be obtained without charge by writing to Yan Hua, Secretary, China Wind Systems, Inc., No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost on furnishing such exhibits. Copies of our Form 10-K are available on our website at http://www.chinawindsystems.com/SEC.html. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov

OTHER MATTERS

Other Matters to be Submitted

Our board of directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Deadline for Submission of Stockholder Proposals for the 2012 Annual Meeting

Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than December 15, 2011 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our company at our principal offices no later than January 15, 2012.  If notice of any stockholder proposal is received after January 15, 2012, then the notice will be considered untimely and we are not required to present such proposal at the 2012 annual meeting. If the board of directors chooses to present a proposal submitted after January 15, 2012 at the 2012 annual meeting, then the persons named in proxies solicited by the board of directors for the 2012 annual meeting may exercise discretionary voting power with respect to such proposal.

May 13, 2011	By Order of the Board of Directors

Jianhua Wu
Chief Executive Officer

PROXY

CHINA WIND SYSTEMS, INC.

2011 Annual Meeting of Stockholders – June 13, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jianhua Wu or Fernando Liu or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the 2011 Annual Meeting of Stockholders of China Wind Systems, Inc. (the “Company”), to be held at 10:00 a.m., local time, on Monday, June 13, 2011, at the offices of the Company, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China  214181, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1) To elect the following five (5) directors:

Jianhua Wu, Drew Bernstein, Min Li, Xi Liu and Tianxiang Zhou.

☐ FOR all nominees listed above (except as marked to the contrary below).

☐ Withhold authority to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name below.

(2) FOR ☐   AGAINST ☐ the approval of an amendment to the Company’s certificate of incorporation to change its corporate name to Cleantech Solutions International, Inc.

(3) In their discretion, upon the transaction of such other business as may properly come before the annual meeting; all as set forth in the Proxy Statement, dated May 13, 2011.

The shares represented by this proxy will be voted on Items 1 and 2 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1and 2.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting ☐

Dated: _________________________, 2011

Address, if changed since last proxy:	(Signature(s))

(Print Name)

Please sign and print exactly as name(s) appear
hereon. When signing as attorney,
executor, administrator, trustee or
guardian, please give full title as such.

Please date, sign and mail this proxy in
the enclosed envelope, which requires no
postage if mailed in the United States.